UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2015

LION BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA

(State of Incorporation)

000-53127	75-3254381
(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank Blvd., Third Floor, Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 992-3126

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Lion Biotechnologies, Inc. (“our” or the “Company”) was held on June 12, 2015. Our stockholders acted upon the following proposals at the Annual Meeting:

•	Proposal 1: to elect Elma Hawkins, Merrill A. McPeak, Sanford J. Hillsberg, Jay Venkatesan, and Ryan Maynard to our board of directors to serve as directors until the 2016 Annual Meeting of stockholders;

•	Proposal 2: a proposal to approve an amendment of the Company 2014 Equity Incentive Plan to increase the number of shares of the Company’s common stock authorized for issuance under the 2014 Plan from 2,350,000 to 4,000,000 shares;

•	Proposal 3: a proposal to approve, by non-binding advisory vote, the compensation of our named executive officers;

•	Proposal 4: a proposal to ratify the Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Voting Results

Proposal 1: Elma Hawkins, Merrill A. McPeak, Sanford J. Hillsberg, Jay Venkatesan and Ryan Maynard were elected as directors on the following vote:

•	Elma Hawkins was elected with 23,119,455 “FOR” votes and 2,266 “WITHHELD” votes;

•	Merrill A. McPeak was elected with 20,324,724 “FOR” votes and 2,796,997 “WITHHELD” votes;

•	Sanford J. Hillsberg was elected with 19,795,356 “FOR” votes and 3,326,365 “WITHHELD” votes;

•	Jay Venkatesan was elected with 22,492,187 “FOR” votes and 629,534 “WITHHELD” votes; and

•	Ryan Maynard was elected with 23,118,455 “FOR” votes and 3,266 “WITHHELD” votes.

In addition, there were 9,204,889 broker non-votes in connection with this proposal.

Proposal 2: This proposal was approved with 16,909,808 “FOR” votes, 6,196,863 “AGAINST” votes and 15,050 “ABSTAIN” votes. There were 9,204,889 broker non-votes in connection with this proposal.

Proposal 3: This proposal was approved with 19,969,293 “FOR” votes, 3,136,278 “AGAINST” votes and 16,150 “ABSTAIN” votes. There were 9,204,889 broker non-votes in connection with this proposal.

Proposal 4: This proposal was approved with 32,293,851 “FOR” votes, 12,349, “AGAINST” votes and 20,410 “ABSTAIN” votes. There were no broker non-votes in connection with this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LION BIOTECHNOLOGIES, INC.

Date: June 15, 2015	By:	/s/ Molly Henderson
Molly Henderson, Chief Financial Officer